                                                                     Exhibit 21


                                                               JURISDICTION OF
NAME                     DIRECT PARENT           OWNERSHIP      INCORPORATION
----                     -------------           ---------      -------------


Allston Landing          Genzyme Corporation       100%        Massachusetts
Corporation

Allston Landing          Genzyme Corporation       100%        Massachusetts
Corporation II


Deknatel Snowden         Genzyme Corporation       100%        Delaware
Pencer, Inc.


Genzyme B.V.             Genzyme Corporation       100%        Netherlands

Genzyme GmbH             Genzyme B.V.              100%        Germany

Genzyme Finance S.A.     Genzyme B.V.              100%        France

Genzyme Limited          Genzyme Corporation       100%        U.K.

Genzyme Securities       Genzyme Corporation       100%        Massachusetts
Corporation

Genzyme Transgenics      Genzyme Corporation        43%        Massachusetts
Corporation

Genzyme Virotech GmbH    Genzyme Corporation       100%        Germany